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                                                                   Exhibit 23.01

                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-4 (Registration Nos. 333-81737 and 333-60053) and to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333- 43659 and 333-59205) of Building One Services Corporation of our report dated May 7, 1996 (except for
Note 9 which is dated July 13, 1999), May 1, 1997 (except for Note 9 which is dated July 13, 1999), May 1, 1998, (except for Note 9 which is dated July 13,
1999) and July 13, 1999 relating to the financial statements of Welcon Management Company and its subsidiary, Watson Electrical Construction Co., which appear in the Current Report on Form 8-K dated July 15, 1999. We also consent to the reference to us under the heading "Experts" in such Prospectus.





                                                  /s/ Bunch & Company, LLP
                                               ---------------------------------
                                                  Bunch & Company, LLP


Rocky Mount, North Carolina

July 15, 1999